UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) August 18, 2006
NYMAGIC, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

1-11238	13-3534162

(Commission File Number)	(IRS Employer Identification No.)

919 Third Avenue, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 551-0600

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On August 18, 2006, NYMAGIC, INC. (the “Company”) entered into an Amended and Restated Limited Partnership Agreement of Tricadia CDO Fund, L.P., effective as of August 1, 2006, with Tricadia Capital, LLC, the general partner, and the limited partners named therein (the “Amended Agreement”) to amend and restate the Limited Partnership Agreement of Mariner Tiptree (CDO) Fund I, L.P. entered into in 2003 (the “Original Agreement”). The Amended Agreement was executed by the general partner and the existing limited partner to change the name of the partnership, amend and restate in its entirety the Original Agreement and provide for the continuation of the partnership under applicable law upon the terms and conditions of the Amended Agreement. The Amended Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
     The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Amended and Restated Limited Partnership Agreement by and between NYMAGIC, INC., Tricadia CDO Fund, L.P., as general partner, and the limited partners named therein, dated as of August 1, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.

By:	/s/ Thomas J. Iacopelli

Name:	Thomas J. Iacopelli
Title:	Chief Financial Officer and Treasurer
August 23, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Amended and Restated Limited Partnership Agreement by and between NYMAGIC, INC., Tricadia CDO Fund, L.P., as general partner, and the limited partners named therein, dated as of August 1, 2006.

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